                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                           U.S. SUBSIDIARIES GUARANTY

          SUBSIDIARIES GUARANTY (as amended, modified, restated and/or supplemented from time to time, this "Guaranty"), dated as of December 23, 2004, made by and among each of the undersigned guarantors (each, a "Guarantor" and, together with any other entity that becomes a guarantor hereunder pursuant to
Section 22 hereof, collectively, the "Guarantors") in favor of Deutsche Bank
Trust Company Americas, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), for the benefit of the
Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                                  WITNESSETH:

          WHEREAS, CSA Acquisition Corp. ("Holdings"), Cooper-Standard
Automotive Inc. (the "U.S. Borrower"), Cooper-Standard Automotive Canada Limited
(the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Lenders from time to time party thereto (the "Lenders"), the Administrative
Agent, Lehman Commercial Paper Inc., as Syndication Agent, Goldman Sachs Credit
Partners L.P., UBS Securities LLC and The Bank of Nova Scotia, as
Co-Documentation Agents, and Deutsche Bank Securities Inc. and Lehman Brothers
Inc., as Joint Lead Arrangers and Book Runners, have entered into a Credit
Agreement, dated as of December 23, 2004 (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers, all as contemplated therein (the
Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent,
each other Agent, the Joint Lead Arrangers and the Pledgee are herein called the
"Lender Creditors");

          WHEREAS, each Borrower and/or one or more of their respective
Subsidiaries may at any time and from time to time enter into one or more Swap
Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors"
and, together with the Lender Creditors, the "Secured Creditors", with each such
Swap Agreement with an Other Creditor being herein called a "Secured Hedging
Agreement");

          WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic
Subsidiary of the U.S. Borrower;

          WHEREAS, it is a condition precedent to the making of Loans to the
Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement and to the Other
Creditors entering into Secured Hedging

Agreements that each Guarantor shall have executed and delivered to the
Administrative Agent this Guaranty; and

          WHEREAS, each Guarantor will obtain benefits from the incurrence of
Loans by the Borrowers and the issuance of, and participation in, Letters of
Credit for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or one or more of their respective
Subsidiaries of Secured Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the
Borrowers and the Other Creditors to enter into Secured Hedging Agreements with the Borrowers and/or one or more of their respective Subsidiaries;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Guarantor and the Administrative
Agent for the benefit of the Secured Creditors as follows:

          1. GUARANTY. (a) Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety:

          (i) to the Lender Creditors the full and prompt payment when due
     (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of (or, Face Amount of, as applicable), premium, if any, and interest on the Notes issued by, and the Loans made to, each of the Borrowers under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to
     Letters of Credit and (y) all other obligations (including, without limitation, obligations which, but for the automatic stay under Section
     362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by each Borrower to the Lender Creditors under each
     Credit Document to which such Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents
     (all such principal (or, Face Amount, as applicable), premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Secured
     Hedging Agreements, being herein collectively called the "Credit Document
     Obligations"); and

          (ii) to each Other Creditor the full and prompt payment when due
     (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations (including, without limitation, obligations which, but for the

     automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by each Borrower and each other
     Guaranteed Party under each Secured Hedging Agreement to which it is a party, whether now in existence or hereafter arising, and the due performance and compliance by each Borrower and each such other Guaranteed
     Party with all of the terms, conditions, covenants and agreements contained therein (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations", and together with the Credit
     Document Obligations are herein collectively called the "Guaranteed
     Obligations").

As used herein, the term "Guaranteed Party" shall mean each Borrower and each other Subsidiary of Holdings party to any Secured Hedging Agreement. Each
Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, either
Borrower or any other Guaranteed Party, or against any security for the
Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and performance and not of collection.

          (b) Additionally, each Guarantor, jointly and severally,
unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by either Borrower or any such other Guaranteed Party upon the occurrence in respect of either
Borrower or any other Guaranteed Party of any of the events specified in clauses
(h), (i) or (j) of Section 11 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such
Guaranteed Obligations to the Secured Creditors, or order, on demand.

          2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of either Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by either Borrower, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower or any other Guaranteed
Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the indebtedness which any Secured
Creditor repays either Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 5 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

          3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each
Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, either Borrower or any other Guaranteed
Party be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

          4. WAIVERS BY GUARANTORS. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this
Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other
Guarantor, any other guarantor, either Borrower or any other Guaranteed Party)
and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed
Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

          (b) Each Guarantor waives any right to require the Secured Creditors to: (i) proceed against either Borrower, any other Guaranteed Party, any other
Guarantor, any other guarantor of the Guaranteed Obligations or any other party;
(ii) proceed against or exhaust any security held from either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the
Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed
Obligations. The Secured Creditors may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral
Agent or the

other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the
Secured Creditors may have against either Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed
Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such
Guarantor against either Borrower, any other Guaranteed Party, any other guarantor of the Guaranteed Obligations or any other party or any security.

          (c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each Borrower's, each other Guaranteed
Party's and each other Guarantor's financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed
Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each
Borrower, each other Guaranteed Party and each other Guarantor on an ongoing basis information relating thereto and each Borrower's, each other Guaranteed
Party's and each other Guarantor's ability to pay and perform its respective
Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Creditors shall have no obligation to investigate the financial condition or affairs of either Borrower, any other
Guaranteed Party or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of either Borrower, any other Guaranteed Party or any other Guarantor that might become known to any Secured Creditor at any time, whether or not such Secured Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

          (d) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real
Property by trustee sale or any other reason impairing such Guarantor's or any
Secured Creditors' right to proceed against either Borrower, any other
Guaranteed Party or any other guarantor of the Guaranteed Obligations.

          (e) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) until such time as the Guaranteed Obligations have been irrevocably paid in full in cash all rights and benefits under Section 580a,
580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor
hereby further waives (to the fullest extent permitted by applicable law) until such time as the Guaranteed Obligations have been irrevocably paid in full in cash, without limiting the generality of the foregoing or any other provision hereof, all rights

and benefits which might otherwise be available to such Guarantor under Sections
2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the
California Civil Code.

          (f) Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to
2855, inclusive, of the California Civil Code, including, without limitation,
(1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to either Borrower or any other Guaranteed Party pursuant to the antideficiency or other laws of
California limiting or discharging such Borrower's or such other Guaranteed
Party's indebtedness, including, without limitation, Section 580a, 580b, 580d or
726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor's rights of subrogation and reimbursement against either Borrower or any other Guaranteed
Party by the operation of Section 580d of the California Code of Civil Procedure
or otherwise.

          (g) Each Guarantor hereby acknowledges and agrees that no Secured
Creditor nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Guaranteed Party under the Credit Documents or the obligation of such
Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

          (h) Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

          5. RIGHTS OF SECURED CREDITORS. Subject to Sections 4 and 13, any
Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed
     Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities
     (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against either
     Borrower, any other Guaranteed Party, any other Credit Party, any
     Subsidiary thereof, any other guarantor of either Borrower or any other
     Guaranteed Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, Guarantors, other guarantors, either Borrower, any other Guaranteed Party or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder)
     incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower or any other Guaranteed
     Party to creditors of such Borrower or such other Guaranteed Party other than the Secured Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of such Borrower or such other Guaranteed Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Secured Hedging Agreements, the Credit Documents or any
     of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Secured Hedging Agreements, the Credit
     Documents or any of such other instruments or agreements;

          (h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against either Borrower or any other Guaranteed
     Party to recover full indemnity for any payments made pursuant to this
     Guaranty; and/or

          (i) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the

Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the
Guaranteed Obligations.

          6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of either Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          7. SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS. Any indebtedness of either Borrower or any other Guaranteed Party now or hereafter held by any
Guarantor is hereby subordinated to the indebtedness of such Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of such
Borrower or such other Guaranteed Party to any Guarantor, if the Administrative
Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such
Guarantor as trustee for the Secured Creditors and be paid over to the Secured
Creditors on account of the indebtedness of such Borrower or such other
Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this
Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of either Borrower or any other
Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty
(whether contractual, under Section 509 of the Bankruptcy Code or otherwise)
until all Guaranteed Obligations have been irrevocably paid in full in cash;
provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Secured
Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed
Obligations thereafter existing.

          8. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT OR COLLATERAL AGENT.
Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this
Guaranty) that this Guaranty may be enforced only by the action of the
Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the
Administrative Agent or the Collateral Agent, for the benefit of the Secured
Creditors upon the terms of this Guaranty and the Security Documents. The
Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor
(except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 8 is among and solely for the benefit of the Secured Creditors and that, if the
Required Lenders so agree (without requiring the consent of any Guarantor), this
Guaranty may be directly enforced by any Secured Creditor.

          9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the respective accounts of, the Borrowers pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Secured
Hedging Agreements to which they are a party, each Guarantor represents, warrants and covenants that:

          (a) such Guarantor (i) is a duly organized and validly existing
     Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has all requisite Company power and authority to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Credit Document to which it is a party and (iii)
     except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required;

          (b) this Guaranty and each other Credit Document to which it is a party has been duly authorized by all necessary Company action and, if required, stockholder action;

          (c) this Guaranty has been duly executed and delivered by such
     Guarantor and constitutes, and each other Credit Document to which such
     Guarantor is to be a party, when executed and delivered by such Guarantor, will constitute, a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors'
     rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (d) the execution, delivery or performance by such Guarantor of this
     Guaranty and any other Credit Document to which it is a party, nor compliance by it with the terms

     and provisions hereof and thereof (a) does not require any consent or approval of, registration or filing with, or any other action by, any
     Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Credit Documents, (b) will not violate any Requirement of
     Law applicable to such Guarantor, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon such Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder (including, without limitation, the
     Senior Notes Indenture and the Senior Subordinated Notes Indenture), and
     (d) will not result in the creation or imposition of any Lien on any asset of such Guarantor, except Liens created under the Credit Documents;

          (e) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its Subsidiaries (x) that could reasonably be expected, individually or in the aggregate, to (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of such Guarantor to consummate the Transaction or (y) with respect to this Guaranty or any other Credit
     Document;

          (f) until the termination of the Total Commitment and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed
     Obligations have been paid in full (other than indemnities described in
     Section 13.13 of the Credit Agreement and analogous provisions in the
     Security Documents which are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 9 and
     10 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in
     Sections 9 and 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its
     Subsidiaries; and

          (g) an executed (or conformed) copy of each of the Credit Documents, the Secured Hedging Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

          10. EXPENSES. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent, the
Administrative Agent and each other Secured Creditor in connection with the enforcement of this Guaranty and the protection of the Secured Creditors' rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel
(including in-house counsel) employed by any of the Collateral Agent, the
Administrative Agent and each other Secured Creditor).

          11. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

          12. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the
Guarantor so added or released) and with the written consent of the Required
Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite
Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors,
i.e., whether (x) the Lender Creditors as holders of the Credit Document
Obligations or (y) the Other Creditors as the holders of the Other Obligations.
For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required
Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Secured Hedging Agreements.

          13. SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York
Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured
Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured
Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured
Creditor under this Guaranty, irrespective of whether or not such Secured
Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real
Property located in the State of California, no Secured Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provision of this Guaranty without the prior consent of the Administrative Agent or the Required Lenders or, to the extent required by Section 13.12 of the Credit Agreement, all of the
Lenders, if such setoff or action or proceeding would or might (pursuant to
Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or
Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the
Collateral Agent pursuant to the Security Documents or the enforceability of the
Guaranteed Obligations hereunder, and any attempted exercise by any Secured
Creditor or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. It is understood and agreed that the foregoing sentence of this Section 13 is for the

sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders (without any requirement of prior notice to or consent by any Credit Party or any other Person) and does not constitute a waiver of any rights against any Credit Party or against any Collateral. Each
Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 13 are subject to the sharing provisions set forth in Section 13.06 of the Credit Agreement.

          14. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails or delivered to the overnight courier, as the case may be, except that notices and communications to the
Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, to the care of the U.S. Borrower to the address specified in Section 13.03 of the Credit Agreement, and (iii) in the case of any
Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the
Persons listed above may hereafter notify the others in writing.

          15. REINSTATEMENT. If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, either
Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Secured Hedging Agreement or any other instrument evidencing any liability of either Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL
BY JURY. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED
CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any
Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this
Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and

agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor as set forth in Section 14 hereof, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective.
Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

          (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE
BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY
JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO
THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          17. RELEASE OF LIABILITY OF GUARANTOR UPON SALE OR DISSOLUTION. In the
event that all of the capital stock or other Equity Interests of one or more
Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the
Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Domestic
Subsidiaries), be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 17).

          18. CONTRIBUTION. At any time a payment in respect of the Guaranteed
Obligations is made under this Guaranty, the right of contribution of each
Guarantor against each

other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant
Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage
(as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment
(such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant
Payment in an aggregate amount less than such other Guarantor's Contribution
Percentage of the aggregate payments made to and including the date of the
Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other
Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and the Total Commitment and all Letters of Credit have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed
Obligations and any other obligations owing under this Guaranty. As used in this
Section 18: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii)
the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net
Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net
Worth" of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes or
Senior Subordinated Notes) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit
Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution

arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the
Required Lenders.

          19. LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and each
Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform
Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed
Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Senior Subordinated Notes that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Senior Subordinated Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Senior
Subordinated Notes that its guarantee of amounts owing in respect of the Senior
Subordinated Notes shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the
Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Creditors and the holders of the Senior Subordinated Notes, it is agreed (and the provisions of the Senior
Subordinated Note Indenture so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor's obligation to make any distribution or payment pursuant to this Guaranty shall have no force or effect for purposes of the subordination provisions contained in the Senior
Subordinated Note Indenture, as applicable, and that any payments received in respect of a Guarantor's obligations with respect to the Senior Subordinated
Notes, as the case may be, shall be turned over to the holders of the Guarantor
Senior Debt (as defined in each case in the Senior Subordinated Note Indenture)
(or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) of such Guarantor (which Guarantor Senior Debt shall be calculated as if there were no diminution thereto pursuant to this
Section 19 or for any other reason other than the irrevocable payment in full in cash of the respective obligations which would otherwise have constituted
Guarantor Senior Debt) until all such Guarantor Senior Debt (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) has been irrevocably paid in full in cash.

          20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

          21. PAYMENTS. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant
Applicable Currency in which the respective Guaranteed Obligations are owing and will be made on the same basis as payments are made by the Borrowers under
Sections 5.03 and 5.04 of the Credit Agreement and in accordance with the following provisions of this Section.

          (b) The Guarantors obligations hereunder to make payments in the respective Applicable Currency (such Applicable Currency being herein called the
"Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the
Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the
Collateral Agent or such other Secured Creditor under this Guaranty or the other
Credit Documents or any Swap Agreement, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the U.S. Dollar Equivalent thereof, as the case may be, or, in the case of conversion into other currencies, at the rate of exchange
(as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment
Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency
Conversion Date.

          (d) For purposes of determining the U.S. Dollar Equivalent or any other rate of exchange for this Section 21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation
Currency.

          22. ADDITIONAL GUARANTORS. It is understood and agreed that any
Subsidiary of Holdings that is required to execute a counterpart of this
Guaranty after the date hereof pursuant to the Credit Agreement shall become a
Guarantor hereunder by (x) executing and delivering a counterpart hereof to the
Administrative Agent or (y) executing an assumption agreement and delivering same to the Administrative Agent, in each case as may be requested by (and in form and substance reasonably satisfactory to) the Administrative Agent and (z)
taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been

an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the
Administrative Agent.

          23. HEADINGS DESCRIPTIVE. The headings of the several Sections of this
Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

                                      * * *

                                                                  EXECUTION COPY

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                              COOPER-STANDARD AUTOMOTIVE FLUID
                                      SYSTEMS MEXICO HOLDING LLC,
c/o Cooper-Standard Automotive Inc.      as a Guarantor
39550 Orchard Hill Place Drive
Novi, MI 48375
Attn: Allen J. Campbell               By: COOPER-STANDARD AUTOMOTIVE INC.,
Tel: (248) 596-5900                      as Sole Member
Fax: (248) 596-6535

                                      By: /s/ Allen J. Campbell
                                          --------------------------------------
                                          Name: Allen J. Campbell
                                          Title: Vice President

Address:                              COOPER-STANDARD AUTOMOTIVE NC L.L.C.,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: COOPER-STANDARD AUTOMOTIVE INC.,
Attn: Allen J. Campbell                  as Sole Member
Tel: (248) 596-5900
Fax: (248) 596-6535
                                      By: /s/ Allen J. Campbell
                                          --------------------------------------
                                          Name: Allen J. Campbell
                                          Title: Vice President

Address:                              COOPER-STANDARD AUTOMOTIVE OH, LLC,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: COOPER-STANDARD AUTOMOTIVE INC.,
Attn: Allen J. Campbell                  as Sole Member
Tel: (248) 596-5900
Fax: (248) 596-6535
                                      By: /s/ Allen J. Campbell
                                          --------------------------------------
                                          Name: Allen J. Campbell
                                          Title: Vice President

Address:                              CSA SERVICES INC.,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell
Fax: (248) 596-6535                       Title: Vice President

Address:                              NISCO HOLDING COMPANY,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell
Fax: (248) 596-6535                       Title: Vice President

Address:                              NORTH AMERICAN RUBBER, INCORPORATED,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell
Fax: (248) 596-6535                       Title: Vice President

Address:                              STANTECH, INC.,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell
Fax: (248) 596-6535                       Title: Vice President

Address:                              STERLING INVESTMENTS COMPANY,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell

Fax: (248) 596-6535                       Title: Vice President

Address:                              WESTBORN SERVICE CENTER, INC.,
                                         as a Guarantor
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, MI 48375                        By: /s/ Allen J. Campbell
Attn: Allen J. Campbell                   --------------------------------------
Tel: (248) 596-5900                       Name: Allen J. Campbell
Fax: (248) 596-6535                       Title: Vice President

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
   as Administrative Agent

By: /s/ Marguerite Sutton
    ------------------------------------
    Name: Marguerite Sutton
    Title: Vice President